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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements of Carey International, Inc. on Forms S-8 (File Nos. 333-66155, 333-59631, 333-59629 and 333-32335) and on Form S-4 (File No. 333-59599) of our
report dated January 30, 1999 on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. as of November 30, 1998 and 1997, and for the years ended November 30, 1998, 1997 and 1998, which report is included in this Annual Report on Form 10-K.


                                        PricewaterhouseCoopers LLP

Washington, D.C.
February 27, 1999